UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 13, 2009

Wal-Mart Stores, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Wal-Mart Stores, Inc. is furnishing this Current Report on Form 8-K in order to furnish to the Securities and Exchange Commission a press release (the “Press Release”) that we will issue on August 13, 2009. The Press Release will disclose information regarding our results of operations and financial condition as of, and for the three-month and six-month periods ended, July 31, 2009 (the “FY2010 Second Quarter”).

The Press Release provides information regarding certain financial measures that may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. Those financial measures include:

•

Our net sales for the FY2010 Second Quarter and our International operating segment’s sales and operating income for the FY2010 Second Quarter stated on a constant currency basis, as well as the difference between our diluted earnings per share from continuing operations as reported in our Condensed Consolidated Statements of Income for the three months ended July 31, 2009 and as stated on a constant currency basis. Results for the FY2010 Second Quarter stated on a constant currency basis are calculated by converting the results of our International segment’s operations for the FY2010 Second Quarter as stated in the local currencies in which we operate in countries other than the United States into an equivalent amount of U.S. dollars using the currency exchange rates that were used to convert the similar results of our International segment’s operations for the three months ended July 31, 2008.

The financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”) that are most nearly comparable to such measures are our net sales and diluted earnings per share from continuing operations as reported in our Condensed Consolidated Statements of Income for the three months ended July 31, 2009 and our International operating segment’s sales and operating income computed in accordance with GAAP as reflected in our net sales and our operating income as reported in our Condensed Consolidated Statements of Income for the three months ended July 31, 2009.

•

Our total U.S. comparable store sales and our Sam’s Club operating segment’s comparable store sales for the thirteen weeks and twenty-six weeks ended July 31, 2009 and August 1, 2008 calculated excluding the fuel sales of our Sam’s Club segment for such periods. The financial measure calculated and presented using amounts calculated in accordance with GAAP that is most nearly comparable to our comparable store sales for those periods calculated excluding such fuel sales are our comparable store sales calculated including the fuel sales of our Sam’s Club segment.

Our management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations and financial condition as to the periods for which they are presented for the following reasons:

•

We are required to convert our International segment’s operating results as stated in local currencies into U.S. dollars for purposes of reporting our results of operations in accordance with GAAP. Period over period comparisons of our operating results can be affected by the differences between currency exchange rates in the prior year period and the currency exchange rates in the current year period as reflected in our operating results reported in U.S. dollars, making an investor’s assessment of the underlying performance of our International segment and its effect on total company underlying performance for the current year period more difficult. The presentation of our net sales, the difference in our diluted earnings per share from continuing operations and our International operating segment’s sales and operating income for the current year period on a constant currency basis permits investors to understand important aspects of the underlying performance of our International operating segment in the current year period without the effect of any fluctuations in applicable currency exchange rates occurring since the comparable prior year period and how that performance would have affected our net sales and diluted earnings per share from continuing operations for the current year period had currency exchange rates remained constant since the prior year period.

•	Our comparable store sales excluding the fuel sales at our Sam’s Club segment permits investors to understand the effect of such fuel sales on our comparable store sales for the periods presented.

The Press Release includes a reconciliation of each such non-GAAP financial measure to the most nearly comparable financial measure calculated and presented in accordance with GAAP.

Item 9.01.	Financial Statements and Exhibits.

A copy of the Press Release being furnished pursuant to the foregoing Item 2.02 is included herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2009

WAL-MART STORES, INC.

By:	/s/ Charles M. Holley, Jr.
	Name:	Charles M. Holley, Jr.
	Title:	Executive Vice President, Finance and Treasurer